Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-175165, 333-192341 and 333-203916 on Form S-8 and Registration Statement No. 333-200016 on Form S-3 of Primo Water Corporation of our report dated March 16, 2015, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Primo Water Corporation for the year ended December 31, 2015.

/s/ RSM US LLP

Raleigh, North Carolina
March 9, 2016